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                                                                     EXHIBIT 5.1



July 17, 2000


BentleyCapitalCorp.com - c/o BG Capital
5076 Angus Drive
Vancouver, BC  V6M 3M5
CANADA

     Re:  BentleyCapitalCorp.com Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for BentleyCapitalCorp.com Inc., a Washington corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission(the "Commission") pursuant to the Securities Act of 1933, as amended (the"Act"), relating to the public offering (the "Offering") of up to 500,000 shares (the "Shares") of the Company's common stock, $.001 par value (the "Common Stock"). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation;
(c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable under Washington State Corporate law.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,


OGDEN MURPHY WALLACE, P.L.L.C.


James L. Vandeberg

JLV/veo